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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            JPMorgan Chase Bank, N.A.
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2005, in
        accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.

                                                                  DOLLAR AMOUNTS
                     ASSETS                                         IN MILLIONS
                     ------                                       --------------

Cash and balances due from depository institutions:

     Noninterest-bearing balances and
       currency and coin ........................................     $ 36,236

     Interest-bearing balances ..................................       24,384

Securities:

Held to maturity securities .....................................          101

Available for sale securities ...................................       60,180

Federal funds sold and securities purchased under agreements to resell:

     Federal funds sold in domestic offices .....................       39,536

     Securities purchased under agreements to resell ............      133,265

Loans and lease financing receivables:

     Loans and leases held for sale .............................       21,045

     Loans and leases, net of unearned income ...................     $341,550

     Less: Allowance for loan and lease losses ..................        5,313

     Loans and leases, net of unearned income and
       allowance ................................................      339,000

Trading Assets ..................................................      236,590

Premises and fixed assets (including capitalized
  leases) .......................................................        8,425

Other real estate owned .........................................          142

Investments in unconsolidated subsidiaries and
  associated companies ..........................................          840

Customers' liability to this bank on acceptances
  outstanding ...................................................          592

Intangible assets

        Goodwill ................................................       23,365

        Other Intangible assets .................................       10,259

Other assets ....................................................       49,089

TOTAL ASSETS ....................................................     $983,049
                                                                      ========
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                     LIABILITIES
                     -----------

Deposits

     In domestic offices ........................................     $378,772

     Noninterest-bearing ........................................     $134,412

     Interest-bearing ...........................................      244,360

     In foreign offices, Edge and Agreement
       subsidiaries and IBF's ...................................      155,364

     Noninterest-bearing ........................................     $  6,701

     Interest-bearing ...........................................      148,663

Federal funds purchased and securities
  sold under agreements to repurchase:

     Federal funds purchased in domestic offices ................        8,918

     Securities sold under agreements to repurchase .............       84,208

Trading liabilities .............................................      138,428

Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases) .....................       78,207

Bank's liability on acceptances executed and
  outstanding ...................................................          592

Subordinated notes and debentures ...............................       17,511

Other liabilities ...............................................       38,035

TOTAL LIABILITIES ...............................................      900,035

Minority Interest in consolidated subsidiaries ..................        1,424


                       EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................            0

Common stock ....................................................        1,785

Surplus (exclude all surplus related to preferred
  stock) ........................................................       58,591

Retained earnings ...............................................       21,936

Accumulated other comprehensive income ..........................         (722)

Other equity capital components .................................            0

TOTAL EQUITY CAPITAL ............................................       81,590
                                                                      --------

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY
  CAPITAL .......................................................     $983,049
                                                                      ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.



                               WILLIAM B. HARRISON, JR.)
                               JAMES DIMON             )   DIRECTORS
                               MICHAEL J. CAVANAGH     )